Exhibit 5.1

REEDER & SIMPSON P.C.

ATTORNEYS AT LAW

P.O. Box 601 RRE Commercial Center Majuro, MH 96960	Telephone: + 692-625-3602 Email: dreeder@ntamar.net r.simpson@simpson.gr

August 19, 2013

Seaspan Corporation

Unit 2, 7th Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”) counsel to Seaspan Corporation, a corporation formed under the laws of the RMI (the “Corporation”), with respect to the preparation of the Registration Statement on Form F-3 (such registration statement as amended or supplemented from time to time) (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Corporation under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of:

a.	common shares of the Corporation (the “Common Shares”);

b.	preferred shares of the Corporation (the “Preferred Shares”);

c.	convertible preferred shares of the Corporation (the “Convertible Shares”);

d.	debt securities of the Corporation; and

e.	convertible debt securities of the Corporation.

The Common Shares, the Preferred Shares and the Convertible Shares are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In connection with this opinion, we have examined originals or electronic copies, certified or otherwise identified to our satisfaction the following documents (together the “Documents”): (i) the Registration Statement; (ii) the Prospectus; (iii) the Corporation’s Amended and Restated Articles of Incorporation; (iv) the Corporation’s Bylaws; and (v) resolutions of the meetings of the Board of Directors of the Corporation, approving the offering of the Securities and all action relating thereto. We have also examined such corporate documents and records of the Corporation and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Corporation and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the laws of the RMI, made in any of the Documents is true, accurate and complete.

Based upon and subject to the foregoing, and having regard to such other legal considerations that we deem relevant, we are of the opinion that under the laws of the RMI that, with respect to the Common Shares, the Preferred Shares, and the Convertible Shares, when (i) the Corporation has taken all necessary action to approve the issuance of such Common Shares, the Preferred Shares, and the Convertible Shares, the terms of the offering thereof and related matters and (ii) the Common Shares, the Preferred Shares, and the Convertible Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Corporation upon payment of the consideration thereof or provided for therein, then the Common Shares, the Preferred Shares, and the Convertible Shares will be validly issued, fully paid and non-assessable.

We qualify our opinion to the extent that we express no opinion as to any law other than the laws of the RMI, including the statutes and Constitution of the RMI, as in effect on the date hereof and the reported judicial decisions interpreting such statutes and constitution. None of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the RMI.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us under the headings “Legal Matters” in the Registration Statement and the Prospectus, without admitting we are an “expert” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Dennis J. Reeder

Reeder & Simpson P.C.